                                                                      Exhibit 21

                      LIST OF SIGNIFICANT SUBSIDIARIES



                                                   Jurisdiction in which
Subsidiary or Affiliate                            Incorporated or Organized
-----------------------                            -------------------------
Chicago Bridge & Iron Company B.V.                 The Netherlands
  Arabian CBI Ltd.                                 Saudi Arabia
  Arabian CBI Tank Manufacturing Co. Ltd.          Saudi Arabia
  CBI Construcciones S.A.                          Argentina
  CBI Constructors Pty. Ltd.                       Australia
   CBI Constructors Pty. Ltd. (PNG)                New Guinea
  CBI Constructors S.A. (Pty.) Ltd.                South Africa
  CBI Holdings U.K. Ltd.                           United Kingdom
   CBI Constructors Limited                        United Kingdom
  CBI (Malaysia) Sdn. Bhd.                         Malaysia
  CBI (Philippines) Inc.                           Philippines
  CBI Sino Thai, Ltd.                              Thailand
  CBI Venezolana, S.A.                             Venezuela
  Horton CBI, Limited                              Canada
   Horton Services, Inc.                           Canada
  P.T. CBI Indonesia (1)                           Indonesia


Chicago Bridge & Iron Company (Antilles) N.V.      Netherland Antilles
  CBI Eastern Anstalt                              Liechtenstein
   Oasis Supply Company Anstalt                    Liechtenstein
  CBI Overseas LLC                                 Delaware

Chicago Bridge & Iron Company                      Delaware
  CB&I Constructors, Inc.                          Texas
  CBI Services, Inc.                               Delaware
  Chicago Bridge & Iron Company                    Illinois
   CBI Company Ltd.                                Delaware
    Constructora CBI Ltd.                          Chile
   CBI Caribe Limited                              Delaware
  Chicago Bridge & Iron Company (Delaware)         Delaware


Lealand Finance Company B.V.                       The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.